UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

HIGHWATER ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN, 56152
(Address of principal executive offices)

(507) 752-6160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 29, 2026, Highwater Ethanol, LLC (the "Company") and a North Dakota banking corporation (the "Buyer") entered into a Tax Credit Purchase Agreement (the "Agreement") and closed on the sale of $14,307,388 worth of 2025 tax credits associated with U.S. federal clean fuel production incentives under Section 45Z of the Internal Revenue Code with respect to the Company's ethanol plant. The Agreement requires the Company to comply with certain conditions as set forth in the Agreement including confirmation of tax eligibility and compliance requirements and delivery of a bound tax credit insurance policy. In addition, the Buyer has a right of first refusal through January 31, 2027, on up to $14,000,000 per year of 2026-2029 45Z tax credits on the same terms as set forth in the Agreement. The Agreement may be terminated by mutual consent or by the non-defaulting party upon breach of the Agreement. The Agreement includes certain customary representations, warranties, covenants, and confidentiality provisions.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the document filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.            Description

99.1         Tax Credit Purchase Agreement dated May 29, 2026. **
104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

**Confidential Information Redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: June 4, 2026	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer